Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of November 29, 2022 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3, collectively, the “Stockholders” and each individually, a “Stockholder”), and Boston Scientific Corporation, a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of (a) the number of shares of Company Common Stock set forth on Schedule A hereto (together with such additional shares of Company Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options or warrants, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”) and (b) the number of Company Warrants and Convertible Debentures set forth on Schedule A hereto;

WHEREAS, concurrently with the execution of this Agreement, Parent, Textile Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Apollo Endosurgery, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof and in accordance with the applicable provisions of the DGCL, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned Subsidiary of Parent; and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1.        Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date (such period, the “Term”), at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement of each of the foregoing, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a)        appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b)        vote (or cause to be voted), in person or by proxy, all of the Subject Shares that such Stockholder is entitled to vote: (i) in favor of the adoption of the Merger Agreement; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Company Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Company Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (iii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Transactions.

2.        No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, and shall not enter into any other voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, (b) has not granted, and shall not grant at any time prior to the Expiration Date, a proxy, consent or power of attorney with respect to any of the Subject Shares (other than pursuant to Section 1), (c) has not given, and shall not give, prior to the Expiration Date, any voting instructions or authorities in any manner inconsistent with Section 1, with respect to any of the Subject Shares and (d) has not taken and shall not take any action that would reasonably be expected to constitute a breach hereof or make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement.

3.        Transfer of Subject Shares.

(a)        Each Stockholder hereby agrees, during the Term, not to, directly or indirectly, except as otherwise provided in this Agreement, Transfer (as defined below), either voluntarily or involuntarily, or enter into any Contract with respect to the Transfer of, any of the Subject Shares or any interest therein (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise); provided that nothing herein shall prohibit a Stockholder from the following: (A) if such Stockholder is an individual, make Transfers or dispositions of the Subject Shares to any trust for the direct benefit of such Stockholder or the immediate family of such Stockholder, (B) if such Stockholder is an individual, make Transfers or dispositions of the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Stockholder, (C) if such Stockholder is an individual, make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (D) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase shares of Company Common Stock, (E) Transfer Subject Shares to the Company to cover tax withholding obligations of such Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying Subject Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement, (F) sell Subject Shares pursuant to the Company’s 10b5-1 Plan up to that number of Subject Shares as permitted to be sold under such 10b5-1 Plan, and (G) Transfer Subject Shares to an Affiliate of such Stockholder (clauses (A) through (G) above, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to the Subject Shares so Transferred by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent. Upon the execution and delivery of a joinder agreement by such transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder with respect to the Subject Shares held by such person. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio.

(b)        If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

(c)        For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of law or otherwise.

4.        Further Assurances; Disclosure. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement and authorizes the Company to include this Agreement as an exhibit to any filing required to be made by the Company with the SEC in connection with the Merger Agreement and the transactions contemplated thereby.

5.        Representations and Warranties of Each Stockholder.

(a)        Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, as of the date hereof with respect to such Stockholder as follows:

(i)        Organization. Such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii)       Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’

rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) (the “Bankruptcy and Equity Exception”). No other proceedings on the part of such Stockholder (or its governing body, general partner, board of directors, partners or other equityholders, as applicable) are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii)    No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any material consent or action by any Person, under any provision of, any Contract to which such Stockholder is party, (ii) violate any Law or Order applicable to such Stockholder or (iii) conflict with or violate any provision of the certificate of incorporation, bylaws, limited liability company agreement or other comparable governing documents of such Stockholder, in each case, other than consents or authorizations that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not materially impair the ability of such Stockholder to perform its obligations hereunder.

(iv)     Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority, other than consents, approvals, notifications, permits or filings that would not reasonably be expected to materially and adversely affect the ability of such Stockholder to perform its obligations hereunder.

(v)      Ownership. Such Stockholder is the record and beneficial owner of and has good and marketable title to, the Company Common Stock, Company Warrants and Convertible Debentures set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liens (other than Permitted Liens), other than (I) those created by this Agreement, (II) restrictions on transfer of general applicability arising under applicable securities Laws or (III) restrictions that would not limit such Stockholder’s ability to comply with its obligations hereunder). Such Stockholder does not own, of record or beneficially, any shares of Company Common Stock other than the Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholders’ Subject Shares are, and at no time during the term of this Agreement will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Company Common Stock.

(vi)     Reliance by Parent and the Company. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

(vii)    No Actions. As of the date hereof, there is no Action pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its Subsidiaries or Affiliates, or any Order to which such Stockholder or any of its Subsidiaries or Affiliates is subject that would reasonably be expected to question the beneficial or record ownership of such Stockholder’s Subject Shares, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement.

(b)        Parent hereby represents and warrants to each Stockholder, as of the date hereof, as follows:

(i)      Organization. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii)     Authority. Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception. No proceedings on the part of Parent (or its board of directors) that have not been obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii)    No Conflicts. Neither the execution and delivery of this Agreement by Parent, nor the performance by Parent of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will (i) violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any material consent by any Person, under any provision of, any Contract to which Parent is party, (ii) violate any Law or Order applicable to Parent or (iii) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent, in each case, other than consents or authorizations that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not materially impair the ability of such Stockholder to perform its obligations hereunder.

(iv)     Consents and Approvals. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, except as otherwise set forth in the Merger Agreement, require Parent to obtain any consent, approval, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority, other than consents, approvals, notifications, permits or filings that would not reasonably be expected to materially and adversely affect the ability of Parent to perform its obligations hereunder.

6.        Stockholder Capacity. During the Term, no individual executing this Agreement who is or becomes a director or officer, or serves in any other similar function or capacity, of the Company or any other person shall be deemed to make any agreement or understanding in this Agreement in such person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of the Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of the Company or any other person. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of the Company or any other person, including, for the avoidance of doubt, taking any action permitted by Section 6.03 of the Merger Agreement, shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto. Neither Parent nor Merger Sub shall assert any claim that any action taken by such Stockholder in his capacity as a director of the Company violates any provision of this Agreement.

7.        Stockholder Litigation. The Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, that may be brought against the Company, Parent, Merger Sub or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby; provided that this Section 7 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement or the Merger Agreement by Parent, the Company or any of their respective Affiliates.

8.        No Solicitation. No Stockholder shall take any action that the Company would then be prohibited from taking under Section 6.03 of the Merger Agreement.

9.        No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to each such Stockholder, and neither Parent nor the Company shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein. The parties hereto acknowledged and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act).

10.      Convertible Debenture. If a Stockholder holds a Convertible Debenture, then, if requested by Parent, such Stockholder shall execute an amendment to such Convertible Debenture as contemplated by Section 5(e) of such Convertible Debenture.

11.      Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) as to Stockholder, any amendment of the Merger Agreement that reduces the amount of, or changes the form of, or imposes any material restrictions on, or additional conditions on the payment of the Merger Consideration or extends the termination date of the Merger Agreement, in each case, unless such amendment is consented to by Stockholder or (iv) the mutual written agreement of the Stockholders and Parent to terminate this Agreement (any such date under clauses (i) through (iv) of this Section 11 being referred to herein as the “Expiration Date”); provided that no such termination shall relieve any party from liability for actual fraud or an intentional breach (as defined in the Merger Agreement) of this Agreement. Notwithstanding the foregoing, the provisions set forth in Section 7 and in Sections 12 to 23 of this Agreement shall survive the termination of this Agreement. All representations, warranties, covenants and agreements in this Agreement, and all rights and remedies with respect thereto, shall not survive the Expiration Date.

12.      Specific Performance. Each Stockholder hereto acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent is relying on such covenants in connection with entering into the Merger Agreement and (c) irreparable damage would occur and that Parent would not have any adequate remedy at Law in the event that any of the obligations, undertakings, covenants or agreements of the parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent, shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by each Stockholder, and to enforce specifically the terms and provisions of this Agreement by a decree of specific performance, in accordance with Section 13, without the necessity of proving actual harm or damages or obtaining, furnishing or posting any bond or similar instrument therefor (and each Stockholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument), this being in addition to any other remedy to which Parent is entitled at law or in equity, and each Stockholder agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that Parent has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. Without limitation of the foregoing, each Stockholder hereby further acknowledges and agrees that during the Term, Parent shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by each Stockholder under this Agreement, in addition to any other remedy to which Parent is entitled at law or in equity, including Parent’s right to terminate this Agreement pursuant to Section 11. Each Stockholder further agrees that it shall not take any position in any legal proceeding concerning this Agreement that is contrary to the terms of this Section 12.

13.      Governing Law and Venue; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of any jurisdiction other than the State of Delaware to otherwise govern this Agreement.

(b)        The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that, if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 16; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16 shall be deemed effective service of process on such party

(c)        EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.        Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

15.        Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto; provided that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

16.        Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by email transmission (if sent prior to 6:00 p.m. recipient’s local time, upon transmission (provided no “bounce back” or similar message of non-delivery is received with respect thereto) or if sent after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the Business Day following the date of transmission) to the respective parties hereto at the following coordinates (or at such other coordinates for a party as shall be specified in a notice given in accordance with this Section 16):

(a)        If to Parent, to:

Boston Scientific Corporation

300 Boston Scientific Way

Marlborough, Massachusetts 01752

Attention: Chief Corporate Counsel

Email: ******

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Ave.

New York, New York 10022

Attn:        Clare O’Brien

                 Derrick Lott

E-Mail:    ******

                 ******

(b)        If to a Stockholder, to the address set forth on its signature page hereto.

17.        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

18.        Entire Agreement; No Third Party Beneficiaries. This Agreement, taken together with the Merger Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.

19.        Counterparts. This Agreement may be executed and delivered (including by electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

20.        Waiver of Appraisal. Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Subject Shares.

21.        Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Michael F. Mahoney
Name: Michael F. Mahoney
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

R. Kent McGaughy, Jr.

By:	R. Kent McGaughy, Jr,
Name: R. Kent McGaughy, Jr.
Address:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

Curlew Fund, LP

By: CPMG, Inc., its general partner

By:	/s/ John Bateman
Name: John Bateman
Title: Chief Operating Officer
Address:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

Killdeer Fund, LP

By: CPMG, Inc., its general partner

By:	/s/ John Bateman
Name: John Bateman
Title: Chief Operating Officer
Address:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

Roadrunner Fund, LP

By: CPMG, Inc., its general partner

By:	/s/ John Bateman
Name: John Bateman
Title: Chief Operating Officer
Address:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

Crested Crane, LP

By: CPMG, Inc., its general partner

By:	/s/ John Bateman
Name: John Bateman
Title: Chief Operating Officer
Address:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

Kestrel Fund, LP

By: CPMG, Inc., its general partner

By:	/s/ John Bateman
Name: John Bateman
Title: Chief Operating Officer
Address:

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

Mallard Fund, LP

By: CPMG, Inc., its general partner

By:	/s/ John Bateman
Name: John Bateman
Title: Chief Operating Officer
Address:

[Signature Page to Voting and Support Agreement]

Stockholder	Shares of Company Common Stock	Company Warrants	Convertible Debentures[1]

R. Kent McGaughy, Jr.	3,963,641	0	2,225,700

Curlew Fund, LP	527,183	0	148,380

Killdeer Fund, LP	718,711	0	593,520

Roadrunner Fund, LP	2,207,807	0	1,483,800

Crested Crane, LP	45,594	0	0

Kestrel Fund, LP	63,671	0	0

Mallard Fund, LP	400,675	0	0

[1]	Includes shares issuable upon conversion of principal amounts outstanding and interest accrued through the Capitalization Date, calculated based on a 10-day VWAP of $6.385 per share.